Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report of Itron, Inc. (the Company) on Form 10-K for the fiscal year ended December 31, 2006 (the Report) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

LeRoy D. Nosbaum, the Chief Executive Officer and Steven M. Helmbrecht, the Chief Financial Officer of the Company, each certifies that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LeRoy D. Nosbaum
LeRoy D. Nosbaum Chairman of the Board and Chief Executive Officer February 22, 2007

/s/ Steven M. Helmbrecht
Steven M. Helmbrecht Sr. Vice President and Chief Financial Officer February 22, 2007